March 12, 2024 Priority Technology Holdings, Inc. (Nasdaq: PRTH) Supplemental Slides: 4Q 2023 Earnings Call

DISCLAIMER Important Notice Regarding Forward-Looking Statements and Non-GAAP Measures This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “cou ld,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “anticipates,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, Priority Technology Holdings, Inc.’s (“Priority”, “we”, “our” or “us”) 2024 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein. We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in our Securities and Exchange Commission (“SEC”) filings, including our Annual Report on Form 10-K filed with the SEC on March 12, 2024. These filings are available online at www.sec.gov or www.prioritycommerce.com. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Priority believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends of the Company. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and the slides at the end of this presentation for a reconciliation of such non-GAAP financial measures to the most comparable GAAP numbers. Additionally, we present guidance for Adjusted EBITDA and Adjusted EBITDA as percentage of Adjusted Gross Profit, non-GAAP measures without reconciliation due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. See more information in Priority’s earnings press release. Adjusted Gross profit referred throughout this presentation is a non-GAAP measure calculated by subtracting Cost of services (excluding depreciation and amortization) from Revenue. Adjusted Gross profit margin referred throughout this presentation is a non-GAAP measure calculated by dividing Adjusted Gross Profit discussed above by Revenue. See Appendix 1 of this presentation for a reconciliation of Adjusted Gross Profit to Gross Profit as per GAAP and Priority’s earnings press release for more details. 2

$96 $140 $168 $193 $5 2021 2022 2023 2024 $515 $664 $756 $875 $15 2021 2022 2023 2024 ~$120B+ in LTM Total Volume FY 2023 RESULTS ~$900MM Deposits NET REVENUE +14%a ADJ GROSS PROFIT1 +21% ADJ EBITDA1 +20% OPERATING INCOME +45% FY 2023 KEY METRICS CONTINUED STRONG MOMENTUM Key 2023 Highlights 3 860K+ Total Accounts TOTAL REVENUE (In Millions) ADJUSTED EBITDA1 (In Millions) $875 - $890 $193 - $198 Guidance Range Guidance Range 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred to in this presentation are non-GAAP measures. See slide 2 for further details.

Revenue increased 12% to $199.3 million Adj Gross Profit1 increased 20% to $72.9 million Adj Gross Profit margin1 increased 230 basis points to 36.6% Adjusted EBITDA1 increased 12% to $44.6 million $61.0M $72.9M 34.3% 36.6% $39.8M $44.6M $177.6M $199.3M Q4 22 Q4 23 Q4 22 Q4 23 Q4 22 Q4 23Q4 22 Q4 23 Q4 2023 Consolidated Results 12% 20% 230BP 12% 4 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred to in this presentation are non-GAAP measures. See slide 2 for further details.

Revenue increased 14% to $755.6 million Adj Gross Profit1 increased 21% to $275.3 million Adj Gross Profit margin1 increased 220 basis points to 36.4% Adjusted EBITDA1 increased 20% to $168.3 million $226.9M $275.3M 34.2% 36.4% $140.3M $168.3M $663.6M $755.6M FY 22 FY 23 FY 22 FY 23 FY 22 FY 23FY 22 FY 23 FY 2023 Consolidated Results 14% 21% 220BP 20% 5 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred to in this presentation are non-GAAP measures. See slide 2 for further details.

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FINANCIAL RESULTS

SMB Highlights – 4Q 2023 8 Revenue $139.9MM (7%) YoY Adj. Gross Profit1 $31.6MM (12%) YoY Adj. Gross Profit Margin1 22.6% (140) Bps YoY ➢ Bankcard $ Volumes decreased 2% to $14.6 billion (up 7% excluding impact of large reseller) ➢ Avg Number of Accounts down 26% to ~205K (up ~4.3K excluding impact of large reseller) ➢ New monthly boards averaged 3.7K during quarter 4Q 2023 Segment Highlights Operating Income $11.1MM (26%) YoY 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred to in this presentation are non-GAAP measures. See slide 2 for further details.

B2B Highlights – 4Q 2023 9 Revenue $21.2MM +657% YoY Adj. Gross Profit1 $5.3MM +204% YoY Adj. Gross Profit Margin1 24.9% (3,720) bps YoY ➢ Revenue growth driven by Plastiq and CPX (+57%) ➢ Adjusted Gross Profit Margin declined due to higher mix of Plastiq revenue 4Q 2023 Segment Highlights Operating Income ($1.7)MM (61%) YoY 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred to in this presentation are non-GAAP measures. See slide 2 for further details.

Enterprise Highlights – 4Q 2023 10 Revenue $38.1MM +53% YoY Adj. Gross Profit1 $36.0MM +55% YoY Adj. Gross Profit Margin1 94.5% +110 bps YoY ➢ Avg Monthly New Enrollments of 49K increased 26% from 39K ➢ Avg Number of Billed Clients increased 53% to 650K from 425K ➢ Increase in deposit balances and interest rates continues to drive growth in revenue 4Q 2023 Segment Highlights Operating Income $23.9MM +109% YoY 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred to in this presentation are non-GAAP measures. See slide 2 for further details.

Consolidated Operating Expenses – 4Q 2023 11 Salaries & Benefits $21.7MM +29% YoY SG&A $14.1MM +77% YoY Depreciation & Amortization $15.1MM (16%) YoY ➢ Higher Salaries and Benefits expense driven by headcount adds in late 2022 combined with a full quarter impact of the Plastiq acquisition ➢ Increase in SG&A expenses primarily due to certain non-recurring items including acquisition related costs and restructuring costs 4Q 2023 Highlights

Adjusted EBITDA experienced strong growth in Q4 and FY 2023 ➢ Q4 2023 Adjusted EBITDA of $44.6 million increased 12% from $39.8 million in Q4 2022 ➢ Full-Year 2023 Adjusted EBITDA grew 20% to $168.3 million Adjusted EBITDA1 Walk 12 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred to in this presentation are non-GAAP measures. See slide 2 for further details. EBITDA Walk (in Millions) 2023 2022 Q4 Q4 Consolidated net income (loss) (GAAP) (0.1)$ (1.3)$ Add: Interest expense 20.6 16.3 Add: Depreciation and amortization 15.1 18.0 Add: Income tax expense (benefit) 1.9 3.5 EBITDA (non-GAAP) 37.5 36.5 Further adjusted by: Add: Non-cash stock-based compensation 1.6 2.0 Add: Non-recurring expenses: Debt extinguishment and modification costs - - Change in fair value of contingent consideration - 0.2 Gain on sale of PRET/Payix, net of NCI 0.3 - Legal, professional, accounting and other SG&A 5.3 1.1 Adjusted EBITDA (non-GAAP) 44.6$ 39.8$

Capital Structure & Liquidity Outstanding Debt Balance as of September 30, 2023 $639.1 (+/-) Net Revolver Borrowings ($33.0) (+/-) Net Term Loan Borrowings $48.3 Balance as of December 31, 2023 $654.4 Senior Redeemable Preferred Stock Balance as of September 30, 2023 $252.9 (+/-) Dividend Payable2 $0.2 (+/-) PIK Dividend $4.6 (+/-) Accretion $0.8 Balance as of December 31, 2023 $258.6 Total Debt of $654.4 million at end of Q4 2023 increased from $639.1 million in Q3 2023 ➢ Net Debt of $614.8 million increased $0.3 million compared to Q3 2023 due to the October add-on to our term loan facility ➢ Revolver Capacity at the end of Q4 2023 was $65.0 million ➢ LTM Adj. EBITDA1 of $168.3 million at end of Q4 2023 Preferred Stock of $258.6 million, Net of $16.9 million of Unaccreted Discounts and Issuance Costs 13 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred to in this presentation are non-GAAP measures. See slide 2 for further details 2Represents $7.0 million of outstanding cash dividend net of a $6.8 million Q4 cash dividend paid October 2. 2023 4th Quarter (dollars in Millions) 2023 Dividend: Payment in Kind 4.62$ Cash 7.03 11.65 Accretion 0.85 12.49$

2024 Financial Guidance 14 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred to in this presentation are non-GAAP measures. See slide 2 for further details. Quarterly Revenue, Adjusted Gross Profit1, and Adjusted EBITDA1 are each projected to grow on a year-over-year and sequential basis throughout 2024 ADJUSTED EBITDA1 $193 to $198 million (15-18% Growth) ADJUSTED GROSS PROFIT1 $325 to $335 million (18-22% Growth) TOTAL REVENUE $875 to $890 million (16-18% Growth) The Company’s outlook for full-year 2024 financial results are:

APPENDIX

Appendix 1 – Adjusted Gross Profit Reconciliation

The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

	(in Millions) Three Months Ended December 31, 2023				*(in Millions)* Three Months Ended December 31, 2022			
	SMB	B2B	Enterprise	Total	SMB	B2B	Enterprise	Total
Revenues	$ 139.9	$ 21.2	$ 38.1	$ 199.3	$ 149.9	$ 2.8	$ 24.9	$ 177.6
Cost of revenue (excluding depreciation and amortization)	(108.3)	(15.9)	(2.1)	(126.4)	(113.9)	(1.1)	(1.6)	(116.6)
Adjusted Gross Profit	**31.6**	**5.3**	**36.0**	**72.9**	**36.0**	**1.7**	**23.2**	**61.0**
Adjusted Gross Profit Margin	22.6%	24.9%	94.5%	36.6%	24.0%	62.1%	93.4%	34.3%
Depreciation and amortiztion of revenue generating assets	(2.1)	(0.6)	(1.0)	(3.6)	(1.9)	-	(0.9)	(2.8)
Gross profit	**$ 29.5**	**$ 4.7**	**$ 35.0**	**$ 69.3**	**$ 34.1**	**$ 1.7**	**$ 22.4**	**$ 58.2**
Gross profit margin	21.1%	22.3%	91.9%	34.8%	22.8%	62.1%	90.0%	32.8%

	(in Millions) Full Year Ended December 31, 2023				*(in Millions)* Full Year Ended December 31, 2022			
	SMB	B2B	Enterprise	Total	SMB	B2B	Enterprise	Total
Revenues	$ 582.9	$ 40.7	$ 132.0	$ 755.6	$ 562.2	$ 18.9	$ 82.5	$ 663.6
Cost of revenue (excluding depreciation and amortization)	(446.3)	(26.2)	(7.9)	(480.3)	(422.4)	(7.8)	(6.6)	(436.8)
Adjusted Gross Profit	**136.6**	**14.6**	**124.1**	**275.3**	**139.9**	**11.1**	**75.9**	**226.9**
Adjusted Gross Profit Margin	23.4%	35.8%	94.0%	36.4%	24.9%	58.8%	92.0%	34.2%
Depreciation and amortiztion of revenue generating assets	(7.1)	(1.4)	(4.2)	(12.6)	(6.9)	-	(3.4)	(10.4)
Gross profit	**$ 129.5**	**$ 13.2**	**$ 119.9**	**$ 262.7**	**$ 132.9**	**$ 11.1**	**$ 72.5**	**$ 216.5**
Gross profit margin	22.2%	32.4%	90.8%	34.8%	23.6%	58.8%	87.9%	32.6%

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